Community Meeting
, 2009
Cullman
Bancorp, Inc.
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus.
Exhibit 99.5

When used in this prospectus and in future filings by Cullman Bancorp, Inc. with the SEC, in Cullman Bancorp’s press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases, “anticipate,” “believes,” “expects,” “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projected,” or similar expressions are intended to identify forward-looking statements.  Such statements are subject to risks and uncertainties, including but not limited to changes in economic conditions in Cullman Bancorp’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Cullman Bancorp’s market area, changes in the position of banking regulators on the adequacy of our allowance for loan losses, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected.
Cullman Bancorp wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise readers that various factors, including regional and national economic conditions, substantial changes in levels of market interest rates, credit and other risks of lending and investing activities, and competitive and regulatory factors, could affect Cullman Bancorp’s financial performance and could cause Cullman Bancorp’s actual results for future periods to differ materially from those anticipated or projected.
Cullman Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.
FORWARD-LOOKING STATEMENTS

Cullman Savings Bank

Working for Cullman County Families Since 1887

Montgomery
Copyright (C) 2009 SNL Financial LC. All rights reserved

Main Office
316 Second Avenue SW
Cullman, Alabama 35055
B  R  A  N  C  H     L  O  C  A  T  I  O  N  S
Branch Office - Hanceville
101 Main Street SW
Hanceville, Alabama 35077
Branch Office - Cullman
3201 Alabama Highway 157
Cullman, Alabama 35058

•
John
Riley,
President & Chief Executive Officer
•
Michael
Duke,
Senior Vice President & CFO
•
Alan Wood,
Exec. Vice President & Director of Lending
•
Robin Parson,
Senior Vice President & Director of Savings
•
Robin O’Berry,
Senior Vice President & Secretary
MANAGEMENT TEAM

Cullman Savings Bank
Working for Cullman County Families Since 1887

($000)

TOTAL ASSETS $212,062 $214,212 $217,385 $204,056 $190,749 $140,000 $150,000 $160,000 $170,000 $180,000 $190,000 $200,000 $210,000 $220,000 $230,000 12/31/2006 12/31/2007 12/31/2008 3/31/2009 6/30/2009

Cullman Savings Bank
Working for Cullman County Families Since 1887

Securities 10% Other Assets 11% Loans, Net 79% At June 30, 2009 ASSET MIX

Cullman Savings Bank
Working for Cullman County Families Since 1887

($000)

LOANS, NET $167,554 $166,733 $165,243 $163,297 $147,555 $125,000 $135,000 $145,000 $155,000 $165,000 $175,000 12/31/2006 12/31/2007 12/31/2008 3/31/2009 6/30/2009

Cullman Savings Bank

Working for Cullman County Families Since 1887

At March 31, 2009
LOAN PORTFOLIO MIX
At December 31, 2007
Construction
4%
Consumer &
Home Equity
7%
1-4 Family RE
52%
Multi-family
2%
Commercial
1%
Commercial RE
34%
Construction
2%
Consumer &
Home Equity
7%
1-4 Family RE
49%
Multi-family
3%
Commercial
5%
Commercial RE
34%

Cullman Savings Bank
Working for Cullman County Families Since 1887

NON PERFORMING LOANS TO TOTAL LOANS 0.47% 0.33% 0.08% 0.93% 0.06% 0.00% 1.00% 2.00% 3.00% 4.00% 12/31/2006 12/31/2007 12/31/2008 3/31/2009 6/30/2009

Cullman Savings Bank
Working for Cullman County Families Since 1887

NON PERFORMING ASSETS TO TOTAL ASSETS 0.74% 0.63% 0.45% 0.82% 0.17% 0.00% 1.00% 2.00% 3.00% 4.00% 12/31/2006 12/31/2007 12/31/2008 3/31/2009 6/30/2009

Cullman Savings Bank
Working for Cullman County Families Since 1887

($000)

TOTAL DEPOSITS
$132,486
$134,860
$134,214
$128,854
$107,285
$100,000
$105,000
$110,000
$115,000
$120,000
$125,000
$130,000
$135,000
$140,000
$145,000
$150,000
12/31/2006 12/31/2007 12/31/2008 3/31/2009 6/30/2009

Cullman Savings Bank
Working for Cullman County Families Since 1887

At March 31, 2009 DEPOSIT MIX At December 31, 2007 Statement Savings 9% MMDAs 8% Transaction 25% Time Deposits 58% Statement Savings 6% MMDAs 6% Transaction 31% Time Deposits 57%

Cullman Savings Bank

Working for Cullman County Families Since 1887

($000)

EQUITY CAPITAL $26,397 $25,963 $26,445 $26,084 $25,355 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 $22,000 $24,000 $26,000 $28,000 $30,000 12/31/2006 12/31/2007 12/31/2008 3/31/2009 6/30/2009

Cullman Savings Bank
Working for Cullman County Families Since 1887

TIER 1 CAPITAL RATIO
At June 30, 2009
8.0%
10.0%
18.0%
11.6%
6.0%
17.6%
7.6%
5.0%
12.6%
0%
2%
4%
6%
8%
10%
12%
14%
16%
18%
20%
Core or Tier 1 Capital Tier 1 Risk-Based Capital Risk-Based Capital
Actual Requirement Excess

Cullman Savings Bank
Working for Cullman County Families Since 1887

NET INTEREST MARGIN 3.37% 3.23% 2.98% 2.41% 2.53% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 12/31/2006 12/31/2007 12/31/2008 3/31/2009 3 Months Ended 6/30/2009 6 Months Ended

Cullman Savings Bank

Working for Cullman County Families Since 1887

(000s)

NET INCOME (LOSS)
*Includes $725,000 and $1.2 million in other-than-temporary impairment charges for the three months ended March
31, 2009 and the year ended December 31, 2008, respectively. Since the other-than-temporary impairment charges are not currently deductible, Cullman Savings Bank reported taxable income during the three months ended March
31, 2009 notwithstanding its loss for financial reporting purposes.
**Includes $725,000 in other-than-temporary impairment charges from the three months ended March 31, 2009
$24
-$342
$296
$550
$404
-$600
-$475
-$350
-$225
-$100
$25
$150
$275
$400
$525
$650
$775
12/31/2006 12/31/2007 12/31/2008* 3/31/2009
3 Months Ended*
6/30/2009
6 Months Ended**

Cullman Savings Bank
Working for Cullman County Families Since 1887

RETURN ON AVERAGE ASSETS
0.02%
-0.65%
0.14%
0.28%
0.21%
-1.00%
-0.90%
-0.80%
-0.70%
-0.60%
-0.50%
-0.40%
-0.30%
-0.20%
-0.10%
0.00%
0.10%
0.20%
0.30%
0.40%
0.50%
0.60%
12/31/2006 12/31/2007 12/31/2008 3/31/2009
3 Months Ended
6/30/2009
6 Months Ended

Cullman Savings Bank
Working for Cullman County Families Since 1887

RETURN ON AVERAGE EQUITY
0.18%
-5.17%
1.11%
2.13%
1.62%
-7.00%
-6.00%
-5.00%
-4.00%
-3.00%
-2.00%
-1.00%
0.00%
1.00%
2.00%
3.00%
4.00%
5.00%
12/31/2006 12/31/2007 12/31/2008 3/31/2009
3 Months Ended
6/30/2009
6 Months Ended

PRO FORMA DATA
Minimum Midpoint Maximum 15% Above
of Range of Range of Range Maximum of Range
Shares Sold in Offering 694,450 817,000 939,550 1,080,483
Sale Price Per Share $10.00 $10.00 $10.00 $10.00
Gross Proceeds $6,944,500 $8,170,000 $9,395,500 $10,804,830
Shares Issued to MHC 888,300 1,045,000 1,201,800 1,382,000
Shares Issued to Charitable Foundation 32,300 38,000 43,700 50,300
Total Shares Outstanding 1,615,050 1,900,000 2,185,050 2,512,783
Pro Forma Stockholder's Equity ($000s) $31,132 $32,209 $33,287 $34,525
Pro Forma Stockholder's Equity Per Share $19.28 $16.94 $15.23 $13.73
Price/Book Ratio 51.9% 59.0% 65.6% 72.8%
Fully Converted Stockholder's Equity Per Share* $24.20 $21.87 $20.15 $18.65
Fully Converted Price/Book Ratio* 41.3% 45.7% 49.6% 53.6%
* Assumes all shares were issued in the offering
At or For the Three Months Ended March 31, 2009

1. Eligible Account Holders
Depositors who held at least $50 with us on March 31, 2008
2. Employee Stock Ownership Plan (ESOP)
3. Supplemental Eligible Account Holders
Depositors, other than directors and officers of Cullman Bancorp, Inc. and Cullman
Savings Bank, who held at least $50 with us on June 30, 2009, who do not qualify under priority (1) above
4. Other Members
Depositors with us on [voting record date],
to the extent not already included in a
prior category, and borrowers with us as of July 1, 1994 who maintain borrowings as of the close of business on [voting record date]
5. Local Community
Residents of Cullman County, Alabama.
6. General Community
P  R  E  F  E  R  E  N  C  E     C  A  T  E  G  O  R  I  E S

Cullman Savings Bank

Working for Cullman County Families Since 1887

Cullman Bancorp, Inc.

We thank you for your interest in Cullman Bancorp, Inc.